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                                                                    EXHIBIT 3.54

                             CODE OF REGULATIONS OF
                      CONSULTANT PATHOLOGY ASSOCIATES, INC.

                                    ARTICLE I

                                     SHARES

     SECTION 1.1 - SHARE OWNERSHIP. Shares shall be issued only to persons who are licensed to practice medicine in the State of Ohio or as may be otherwise permitted by the laws of the State of Ohio. The decision to sell shares of the corporation shall be made by the shareholders. The terms of ownership and transferability of shares may be the subject of standard agreements adopted by the corporation and executed with the shareholders. The execution of such agreements as may be in common use shall be a condition of the ownership of shares by an individual.

     SECTION 1.2 - CERTIFICATES. Certificates for shares, certifying the number of fully paid shares owned, shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the chairman of the board, president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. A full record of each certificate so issued shall be maintained.

     SECTION 1.3 - REGISTRATION OF TRANSFER. Certificates shall be transferable in person or by written power of attorney, but no transfer shall be entered upon the record until previous certificate for such shares has been surrendered to the corporation; provided, however, that the directors shall have authority to enact such rules as they shall deem expedient from time to time concerning the issuance or transfer of certificates.

     SECTION 1.4 - LOST, DESTROYED OR STOLEN CERTIFICATES. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the corporation which is alleged to have been lost, destroyed or wrongfully taken upon, (i) the execution and delivery to the corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the corporation of indemnity and other assurances satisfactory to the corporation against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

     SECTION 1.5 - REGISTERED SHAREHOLDERS. A person in whose name shares are of record on the books of the corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. The corporation shall not be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

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                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 2.1 - ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held at such time and on such date within two (2) months before or four (4) months after the close of the business year of the corporation, as may be fixed by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.2 - SPECIAL MEETINGS. Special meetings of the shareholders shall be called upon the written request of the chairman of the board (if any), the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise more than twenty-five percent (25%) of the voting power of the corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

     SECTION 2.3 - NOTICE OF MEETINGS. Unless waived, written notice of every annual or special meeting of the shareholders stating the time, location, and purpose thereof shall be given, as of a record date fixed by the directors, to each shareholder entitled to vote thereat, or entitled to notice thereof as provided by law, by mailing such notice to the last known address of each shareholder as it appears on the records of the corporation, or by personal delivery, not less than seven (7) nor more than sixty (60) days prior to such meeting. A shareholder may waive in writing such notice either before or after the meeting, and notice shall be waived by attendance at the meeting unless lack of proper notice is alleged prior to or at the commencement of the meeting. Any written waiver shall be filed with or entered upon the records of the meeting.

     SECTION 2.4 - PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal office of the corporation unless the Board of Directors determines that a meeting shall be held at some other place within or out of the State of Ohio and causes the notice thereof to so state.

     SECTION 2.5 - QUORUM. The holders of shares entitling them to exercise seventy percent (70%) of the voting power of the corporation entitled to vote at any meeting, in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation (the "Articles") or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

     SECTION 2.6 - RECORD DATE. The Board of Directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for,

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or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be. If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

     SECTION 2.7 - VOTING. Except as provided by law or in the Articles, every shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him or her on the record date for the determination of the shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by the affirmative vote of the holders of seventy percent (70%) of the voting power of the corporation, except when a greater proportion is required by law, the Articles, or these Regulations.

     SECTION 2.8 - PROXIES. A person who is entitled to attend a shareholder meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, as provided by the laws of the State of Ohio, provided, however, that such a proxy holder shall likewise be a shareholder of the corporation.

     SECTION 2.9 - ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

     SECTION 2.10 - ACTION WITHOUT A MEETING. Any action which may be authorized or taken at a meeting of shareholders, may be authorized or taken without a meeting by writing or writings signed by all of the shareholders who would be entitled to notice of a meeting of the shareholders held for the purpose of such action, which writing or writings shall be filed with or entered upon the records of the corporation.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 3.1 - GENERAL POWERS. The business, power and authority of this corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the shareholders.

     SECTION 3.2 - NUMBER. The number of directors shall equal the number of share holders. Such number may be fixed or changed by resolution approved by the affirmative of holders of shares of stock of the corporation as provided for in
Section 2.7 or adopted

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by the affirmative vote or approval of and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose.

     SECTION 3.3 - ELECTION. Each shareholder shall be a director. If at any time the number of directors is to be less than the number of shareholders, then there shall be held an election of directors. At each meeting of the shareholders for the election of directors, the nominees receiving the greatest number of votes shall become the directors. Directors may be elected at any meeting of the shareholders if the notice therefore states that one of the purposes of such meeting is the election of directors.

     SECTION 3.4 - TENURE OF OFFICE. Each director shall hold office until the annual meeting of shareholders next following his or her election and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office, or death. A director not reelected at a special meeting of shareholders, one of the purposes of which is the election of a director for such post, shall be deemed to have been removed from office. Directors shall be subject to removal as provided by law or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all directors in accordance therewith.

     SECTION 3.5 - RESIGNATION. A resignation from the Board of Directors, shall be deemed to take effect immediately upon its being received by an incumbent corporate officer other than an officer who is also the resigning director, unless such other time is specified therein.

     SECTION 3.6 - VACANCY. In the event of any vacancy in the Board of Directors for any cause, the remaining directors may, by a vote of a majority of their number, fill any such vacancy for the unexpired term.

     SECTION 3.7 - MEETINGS. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the shareholders or a special meeting of the shareholders at which directors are elected. The holding of such shareholders' meeting shall constitute notice of such directors' meeting and such meeting may be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the directors. Special meetings of the Board of Directors may be held at any time upon call of the chairman of the board, if any, the president, or any two (2) directors. Any meeting of directors may be held at any place within or without the State of Ohio in person and/or through any communications equipment if all persons participating in the meeting can hear each other.

     SECTION 3.8 - NOTICE OF MEETING. Notice of the time and place of any regular or special meeting of the Board of Directors (other than the regular meeting of directors following the adjournment of the annual meeting of the shareholders or following any special meeting of the shareholders at which directors are elected) shall be given to each director by personal delivery, telephone, facsimile, mail, telegram or cablegram at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such however, may be waived in writing by any director either before or after any such

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meeting, or by attendance at such meeting (including attendance (presence) by means of participation through any communications equipment as above provided) without protest prior to the commencement thereof.

     SECTION 3.9 - QUORUM AND VOTING. At any meeting of directors, no fewer than a majority of directors then in office must be present, in person and/or through any communications equipment, to constitute a quorum for such meeting, except that a majority of the remaining directors in office constitutes a quorum for filling a vacancy in the Board of Directors. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting including, without limitation, the election of officers shall be determined by seventy percent (70%) of votes cast by the directors present at such meeting, unless the vote of a greater number is required by the Articles or Regulations.

     SECTION 3.10 - ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of directors may be taken without a meeting if authorized by a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 4.1 - GENERAL PROVISIONS. The Board of Directors shall elect a President, a vice president, a secretary and a treasurer, and may elect such other officers and assistant officers as the Board of Directors may from time to time deem necessary. Until the annual meeting of shareholders in 2001, of the president and the vice president, one (1) shall be a person who is regularly providing full-time services for the corporation at Western Reserve Care System, and the other shall be a person who is regularly providing full-time services at St. Elizabeth Health Center. The same provision shall apply with regard to the positions of secretary and of treasurer. Any two (2) or more offices (other than the president and vice president and the secretary and the treasurer) may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two (2) or more officers. Certain officers may receive compensation for their services in such amounts as the directors may decide from time to time.

     SECTION 4.2 - POWERS AND DUTIES. All officers, as between themselves and the corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any director.

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     SECTION 4.3 - TENURE OF OFFICE. Each officer of the corporation shall hold office for a term of one (1) year until his or her successor has been elected or until his or her earlier resignation, removal from office or death. The election or appointment of an officer for a given [ILLEGIBLE], or a general provision in the Articles or Regulations with respect to term of office, shall not be deemed to create contract rights.

     SECTION 4.4 - REMOVAL. Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights, if any, of such officer.

                                    ARTICLE V

                                   COMMITTEES

     SECTION 5.1 - GENERAL PROVISIONS FOR EXECUTIVE COMMITTEE. During such times as all of the shareholders are directors, there shall be an Executive Committee. At such time as fewer than all shareholders are directors, there may be the Executive Committee, as the Board of Directors may from time to time decide.

     SECTION 5.2 - MEMBERSHIP OF THE EXECUTIVE COMMITTEE. During such time as the existence of an Executive Committee is mandated by the provisions of
Section 5.1, the Executive Committee shall consist of six (6) members, and shall include the following: the president and vice president of the corporation, and chairmen of the pathology departments at Western Reserve Care System and at St. Elizabeth Health Center, and the secretary and the treasurer of the corporation. Until the earlier of (a) the elimination of the Executive Committee by the decision of the shareholders, or (b) August 1, 2001, there shall be equal representation on the Executive Committee by physicians whose regular duties are at Western Reserve Care System and by physician whose regular duties are at St. Elizabeth Health Center. If the EX OFFICIO designations provided for in this Section 5.2 do not fill the Executive Committee, because, for example, one person is serving as one of the above-referenced officers and also as a department chairman, then the shareholders who are regularly practicing at the hospital at which such person is regularly practicing shall designate an additional Executive Committee member. At such time as the Executive Committee is no longer mandatory, the membership on the Executive Committee shall be as the Board of Directors shall determine. Those persons serving as EX OFFICIO members of the Executive Committee shall serve while they hold their positions. Executive Committee members who are elected by the shareholders at one of the above-referenced hospitals may be removed at any time with or without cause by the vote of a majority of such shareholders of such group, and a replacement shall be chosen by them. Executive Committee members chosen by vote shall serve for a term of one (1) year.

     SECTION 5.3 - AUTHORITY OF EXECUTIVE COMMITTEE. The Executive Committee shall exercise the authority of the Board of Directors when so authorized by the Board of Directors, and shall provide advice to the officers.

     SECTION 5.4 - OTHER COMMITTEES. The Board of Directors may establish other committees consistent with this Code of Regulations as it may determine. All aspects of the functioning of such committees shall be as determined by the Board of Directors.

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                                   ARTICLE VI

                                 INDEMNIFICATION

     SECTION 6.1 - GENERAL PROVISIONS. The corporation may indemnity, to the fullest extent now or hereafter permitted by law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, .trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, against all expense, liability and loss (including attorneys' fees), judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The extent to which an indemnitee has a right to indemnification shall be as provided under applicable law.

     SECTION 6.2 - PAYMENT OF EXPENSES. Expenses, including attorneys' fees, incurred by a director or officer of the corporation in defending any proceeding referred to in Section 6.1 hereof, may be paid by the corporation, in the absolute discretion of the corporation, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that the or she is entitled to be indemnified by the corporation as authorized in this Article VI; which undertaking may be secured or unsecured, at the discretion of the corporation. The provisions of division 1701.13(E)(5)(a) (as amended) of the Ohio Revised Code shall not apply to the corporation.

     SECTION 6.3 - ACTION TO COMPEL PAYMENT. If a claim under Section 6.1 hereof is not paid in full by the corporation within thirty (30) days after a written claim therefor has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which makes it permissible under the Ohio General corporation Laws for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Ohio General corporation Laws, nor an actual determination by the corporation

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(including its Board of Directors, independent legal counsel, or it shareholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a assumption that the claimant has not met the applicable standard or conduct.

     SECTION 6.4 - NONEXCLUSIVE REMEDY. The indemnification and advancement of expenses provided under this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles, these Regulations, any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

     SECTION 6.5 - CONTRACTUAL OBLIGATION. This Article VI shall be deemed to be a contract between the corporation and each director or officer of the corporation, or individual who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who serves in such capacity at any time while this Article VI is in effect, and any repeal, amendment or other modification of this Article VI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     SECTION 6.6 - SAVINGS CLAUSE. If this Article VI or any portion thereof shall be invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated or found unenforceable, or by any other applicable law.

     SECTION 6.7 - INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and on behalf of any director, officer, employee or agent of the corporation or individual serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General corporation laws.

                                   ARTICLE VII

                       SECURITIES HELD BY THE CORPORATION

     SECTION 7.1 - TRANSFER OF SECURITIES OWNED BY THE CORPORATION. All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the corporation shall be executed for and in the

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name of the corporation by the president, a vice president, the secretary or (he treasurer or any other person or persons as may be thereunto authorized by the Board of Directors.

     SECTION 7.2 - VOTING SECURITIES HELD BY THE CORPORATION. The chairman of the board, if any, president, any vice president, secretary or treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him or her, shall have full power and authority on behalf of the corporation to vote, act and consent with respect to any securities issued by other corporations which the corporation may own.

                                  ARTICLE VIII

                   CONSISTENCY WITH ARTICLES OF INCORPORATION

     If any provisions of these Regulations shall be inconsistent with the corporation's Articles (and as they may be amended from time to time), the Articles (as so amended at the time) shall govern.

                                   ARTICLE IX

                                   AMENDMENTS

     These Regulations may be amended, or new regulations may be enacted: (a) by the affirmative vote of the holders of shares entitling them to exercise seventy percent (70%) of the voting power of the corporation at any meeting called for such purpose; or (b) without a meeting, by the written approval of the holders of seventy percent (70%) of the voting shares of the corporation. In the event of amendment or enactment of new regulations by such written consent, the secretary of the corporation shall mail a copy of such amendment or new regulations to each shareholder who did not participate in the approval thereof.

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                           AMERIPATH YOUNGSTOWN, INC.

                        AMENDMENTS TO CODE OF REGULATIONS

     The following provisions are applicable to and supplement the Sections indicated and supercede anything to the contrary in the Code of Regulations:

SECTION 3.2 - NUMBER OF DIRECTORS. The number of directors shall be such number as determined by the Board of Directors from a time to time within the limits permitted under Section 1701.56 of the Ohio Revised Code.

SECTION 3.3 - ELECTION OF DIRECTORS. The first two sentences of Section 3.3 are deleted and replaced with the following:

     No director is required to be a shareholder and no shareholder is required to be a director.

SECTION 4.1- OFFICERS. All of Section 4.1 following the first sentence thereof is deleted EXCEPT for the last sentence.

ARTICLE V - COMMITTEES. All of Article V is deleted EXCEPT for Section 5.4.

SECTION 6.3 is deleted.

SECTION 6.5 is deleted.